UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2009
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 033-41752

Massachusetts	04-2746201
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”) of Progress Software Corporation (the “Company”), filed with the Securities and Exchange Commission on June 18, 2009. On June 18, 2009, the Company issued a press release announcing its financial results for the second fiscal quarter ended May 31, 2009 (the “Q2 Earnings Release”). The full text of the Q2 Earnings Release was furnished as Exhibit 99.1 to the Form 8-K.
The Company is filing this Form 8-K/A for the purpose of correcting an error in the condensed consolidated statement of cash flows for the period ended May 31, 2009 included in the Q2 Earnings Release. Correcting the error resulted in a reclassification of amounts reported as net cash flows from operations of $12.9 million and an increase in certain other items by an aggregate offsetting amount. The error did not impact the Company’s total cash and short-term investments as of any reported date or the total changes in cash and short-term investments during the period ended May 31, 2009.
The line items in the condensed consolidated statement of cash flows for the period ended May 31, 2009 impacted by the error are “Other changes in operating assets and liabilities,” “Net cash flows from operations,” “Capital expenditures” and “Other”. Other changes in operating assets and liabilities, which was reported as $(7,284) in the Q2 Earnings Release, should have been $(20,391), Net cash flows from operations, which was reported as $31,028 in the Q2 Earnings Release, should have been $17,921, Capital expenditures, which was reported as $(4,064) in the Q2 Earnings Release, should have been $(3,242), and Other, which was reported as $(3,833) in the Q2 Earnings Release, should have been $8,452. The correct amounts for the statement of cash flows are reflected in the table below, and no other amounts are involved.

	Six Months Ended
	May 31,	May 31,
(In thousands except per share data)	2009	2008

Cash flows from operations:
Net income	$10,558	$27,307
Depreciation, amortization and other noncash items	27,754	21,568
Other changes in operating assets and liabilities	(20,391)	(2,044)

Net cash flows from operations	17,921	46,831
Capital expenditures	(3,242)	(3,935)
Investments in auction-rate securities	5,400	(71,555)
Acquisitions, net of cash acquired	—	(5,728)
Share issuances (repurchases), net	1,675	(44,897)
Other	8,452	(1,215)

Net change in cash and short-term investments	30,206	(80,499)
Cash and short-term investments, beginning of period	118,529	339,525

Cash and short-term investments, end of period	$148,735	$259,026

The version of the Q2 Earnings Release that has been posted to the Company’s website has been updated to reflect this correction.
The information contained in this Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1	Press Release of Progress Software Corporation, dated June 18, 2009 (previously filed)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2009	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President, Finance and Administration, and Chief Financial Officer